File Nos. 333-288436 and 811-22172

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From Burland East

CEO, American Assets Capital Advisors

Portfolio Manager Altegris/AACA Opportunistic Real Estate Fund

Subject: Fund Merger Proxy Vote: Requesting your help.

We are merging the Altegris/AACA Opportunistic Real Estate Fund (RAAIX) with the LDR Capital Management Real Estate Value-Opportunity Fund (HLRRX) and you will shortly receive proxy materials regarding this merger.

Full materials can be found here: www.OkapiVote.com/Altegris.

In summary, if approved, this merger will accomplish these very important goals and should pave the way for a very successful fund going forward:

•	Fund Fees – Management Fees will drop from 130 basis points to 90 basis points annually
•	Tax Loss Carry Forward – The combined fund, as of the date of merger, will have significant tax loss carry forwards. We believe this should offset taxable gains for the foreseeable future.
•	Enhanced investment team with additional analytics and a combined 80 years of experience.

As you know, AACA has been RAAIX’s sub advisor since inception in 2013. Over that time, I have spoken with or visited many of you and shared our thoughts and enthusiasm for the opportunities the public markets hold in real estate securities. You also know we do not try to run an ‘index tracking fund’ and instead forge our own way; seeking out undervalued companies and under-appreciated themes. RAAIX won the Best 40 Act Equity Fund at the 2016 U.S. Hedge Fund Performance Awards, so it’s in our makeup to find value and create good returns for our investors.

We will continue to sub advise the fund as before, with LDR taking over for Altegris. As many of you know Altegris is closing up shop and we thank them for the more than a decade of joint efforts. LDR will serve as advisor and already advises the fund we are merging with (HLRRX). Larry Raiman, the CEO of LDR and I have known each other since we worked together on the Simon Properties IPO in 1993. Larry’s career mirrors mine on the ‘sell side’ with Donaldson Lufkin Jenrette and then Credit Suisse while I was at Kemper Securities and Wachovia Securities. Larry started LDR within months of when I started AACA.

We share a similar philosophy and background and I believe the advisor/sub advisor process for the new fund will create a symbiotic work relationship with excellent idea generation, underwriting and risk management.

Larry and I and both our teams have been working behind the scenes for close to a year to assure a smooth transition. We urge you to vote for this merger of the two funds. You may be contacted to vote on this merger if we do not receive your vote.

To quickly vote your shares, please contact the Fund’s proxy agent, Okapi Partners, toll-free at (877) 285-5590 or by email at: Altegris@okapipartners.com with your name, address and the direction you would like to vote your shares.

Other voting options include:

•      If you have not elected to receive e-delivery communications from your custodian, you will receive a voting form with instructions on how to vote by internet, touch-tone telephone or mail.

•      If you have elected to receive e-delivery communications from your custodian, you will receive an email from the email address of id@proxyvote.com with a custom voting link.

Please feel free to reach out directly to me; Beast@aaimllc.com, 858-353-4310.